Exhibit 99

News Release dated December 12, 2003,
containing financial results
of The Progressive Corporation
for the month of November 2003

NEWS
PROGRESSIVE	RELEASE

The Progressive Corporation	Company Contact:

6300 Wilson Mills Road Mayfield Village, Ohio 44143 http://www.progressive.com	Thomas A. King (440) 395-2260

FOR IMMEDIATE RELEASE

MAYFIELD VILLAGE, OHIO – December 12, 2003 — The Progressive Corporation today reported the following results for November 2003:

(millions)	November	November
	2003	2002	Change

Net premiums written	$875.5	$711.2	23%

Net premiums earned	939.5	762.4	23%

Net income	99.5	56.7	75%

Per share	.45	.26	77%

Combined ratio	86.7	96.3	9.6 pts.

See the “Income Statement” for further information.

     Progressive’s Personal Lines business units write insurance for private passenger automobiles and recreation vehicles. Progressive’s Commercial Auto business unit writes primary liability, physical damage and other auto-related insurance for automobiles and trucks owned by small businesses. The Company’s other businesses principally include writing directors’ and officers’ liability insurance and managing the wind down of the Company’s lender’s collateral protection program. See “Supplemental Information” for November’s results.

     The Progressive group of insurance companies ranks third in the nation for auto insurance, offering its products by phone at
1-800-PROGRESSIVE, online at progressive.com and through more than 30,000 independent agencies and insurance brokers. The Common Shares of The Progressive Corporation, the holding company, are publicly traded at NYSE:PGR.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
November 30, 2003
($ in millions)(unaudited)

Current Month

Description	Personal Lines			Commercial
				Auto	Other	Companywide
	Agency	Direct	Total	Business	Businesses	Total

Net Premiums Written	$531.1	$241.2	$772.3	$101.6	$1.6	$875.5

% Growth in NPW	21%	27%	23%	32%	(76)%	23%

Premiums Earned	$572.3	$259.2	$831.5	$104.6	$3.4	$939.5

% Growth in Premiums Earned	21%	26%	23%	32%	(47)%	23%

Loss/LAE Ratio	67.2	67.4	67.3	59.7	47.6	66.4

Expense Ratio	20.5	19.9	20.3	19.4	40.7	20.3

Combined Ratio	87.7	87.3	87.6	79.1	88.3	86.7

Actuarial Adjustments(a) - Reserve Decrease/(Increase)	$(.2)	$.5	$.3	$1.2	$.4	$1.9

Year-to-Date

Description	Personal Lines			Commercial
				Auto	Other	Companywide
	Agency	Direct	Total	Business	Businesses	Total

Net Premiums Written	$6,717.0	$3,020.5	$9,737.5	$1,263.5	$51.1	$11,052.1

% Growth in NPW	25%	29%	26%	36%	(38)%	27%

Premiums Earned	$6,380.2	$2,843.7	$9,223.9	$1,121.4	$60.3	$10,405.6

% Growth in Premiums Earned	26%	32%	28%	40%	(33)%	28%

Loss/LAE Ratio	68.4	67.4	68.1	63.1	49.5	67.5

Expense Ratio	19.6	20.2	19.8	19.9	39.5	19.9

Combined Ratio	88.0	87.6	87.9	83.0	89.0	87.4

Actuarial Adjustments(a) - Reserve Decrease/(Increase)	$(1.9)	$.7	$(1.2)	$(9.0)	$3.4	$(6.8)

	November	November
Policies in Force	2003	2002	Change
(in thousands)
Agency – Auto	3,967	3,362	18%

Direct – Auto	1,839	1,523	21%

Other Personal Lines(b)	1,989	1,640	21%

Total Personal Lines	7,795	6,525	19%

Commercial Auto Business	364	286	27%

(a)	Represents adjustments based solely on the Company’s corporate actuarial review.

(b)	Includes insurance for motorcycles, recreation vehicles, mobile homes, watercraft, snowmobiles, homeowners and similar items.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
INCOME STATEMENTS
November 30, 2003
(millions – except per share amounts)
(unaudited)

	Current	Year-to
	Month	Date

Direct premiums written	$896.8	$11,304.5

Net premiums written	$875.5	$11,052.1

Revenues:

Premiums earned	$939.5	$10,405.6

Recurring investment income[1]	39.4	421.3

Net realized gains (losses) on securities	(10.6)	15.3

Service revenues	3.8	38.1

Other income[2]	.2	31.2

Total revenues	972.3	10,911.5

Expenses:

Losses and loss adjustment expenses	623.3	7,018.8

Underwriting expenses	190.9	2,071.0

Investment expenses	1.1	10.7

Service expenses	2.0	23.9

Interest expense	7.9	87.7

Total expenses	825.2	9,212.1

Income before income taxes	147.1	1,699.4

Provision for income taxes	47.6	556.6

Net income	$99.5	$1,142.8

COMPUTATION OF EARNINGS PER SHARE[3]

Basic:

Average shares outstanding	215.6	216.9

Per share	$.46	$5.27

Diluted:

Average shares outstanding	215.6	216.9

Net effect of dilutive stock-based compensation	4.2	4.0

Total equivalent shares	219.8	220.9

Per share	$.45	$5.17

[1]The following table sets forth the total return for the periods ended November 30, 2003:

	Current	Year-to
	Month	Date

Fully taxable equivalent total return:

Fixed income securities	.4%	4.6%

Common stocks	1.2%	22.8%

Total portfolio	.5%	7.2%

[2]Amount represents the estimated interest earned through November on the income tax refund the Company will receive. See the Company’s quarterly report on Form 10-Q for the period ended September 30, 2003, for further information.

[3]Prior to November 2003, the Company’s “average shares outstanding” inadvertently included the effect of the unvested restricted stock awards, thereby understating Basic earnings per share since April 2003 (the date of the initial restricted stock grant). The impact on any period was less than $.01 as to Basic earnings per share only. Diluted earnings per share were properly stated for each period due to the fact that the unvested restricted stock awards which were included in “average shares outstanding” would have otherwise been included in the “net effect of dilutive stock-based compensation,” thereby having no impact on the total Diluted equivalent shares.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
BALANCE SHEET AND OTHER INFORMATION
(millions– except per share amounts)
(unaudited)

November 30, 2003

CONDENSED GAAP BALANCE SHEET:[1]
Investments -
Available-for-sale:
Fixed maturities, at market (amortized cost: $9,092.6)	$9,293.6
Equity securities, at market:
Preferred stocks (cost: $805.2)	830.7
Common equities (cost: $1,588.9)	1,880.8
Short-term investments, at amortized cost (market: $1,117.7)	1,117.7

Total investments[2]	13,122.8
Net premiums receivable	2,131.0
Deferred acquisition costs	422.7
Other assets	1,143.9

Total assets	$16,820.4

Unearned premiums	$3,968.8
Loss and loss adjustment expense reserves	4,526.9
Other liabilities[2]	1,992.0
Debt	1,489.7
Shareholders’ equity	4,843.0

Total liabilities and shareholders’ equity	$16,820.4

Common Shares outstanding	216.4
Shares repurchased – November	—
Average cost per share	—
Book value per share	$22.38
Return on average shareholders’ equity	28.7%

[1] Pursuant to SFAS 113, “Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts,” loss and loss adjustment expense reserves are stated gross of reinsurance recoverables on unpaid losses of $220.3 million at November 30, 2003.

[2] Amounts include net unsettled security acquisitions of $624.4 million at November 30, 2003, including repurchase commitment transactions.